Exhibit 10.1

                                   LAND LEASE

This Land Lease (hereinafter "Lease") is entered into this 3rd day of November, 2006, by and between the Lessor: Zion Half Moon LP, and the Lessee: American Soil Technologies, Inc.

For the valuable consideration described below, the sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby covenant, contract and agree as follows:

GRANT OF LEASE: Lessor does hereby lease unto Lessee approximately 100 acres of land located in San Mateo county California, described as follows: Part of Parcel six (6) of the real property commonly known as Skywood Ranch beginning at and bordering Skyline as shown on the attached map.

And to be used only as follows: a campus for agriculture and horticulture demonstrations

Lessee will obtain insurance holding Zion Half Moon, LP and all its partners harmless from any and all litigation resulting from injuries by any person or any actions by lessee upon said property.

Lessor and his designees reserve the right of ingress and egress across the leased land to obtain access to adjacent land.

TERM AND PAYMENT: This Lease shall commence on November 3, 2006, and expire on November 2, 2013 for said term, Lessee agrees to pay Lessor total rent of $700,000, (seven hundred thousand), as described below:

Rent shall be paid: In advance, and no later than the first day of each rental period for a given year on a yearly basis.

CONSEQUENSES OF BREACH: In the event of breach of this Lease by the failure of Lessee to timely pay the rent herein set forth, or by any other violation of the terms hereof, then Lessor may, at his option, terminate this Lease, evict Lessee, and recover the total rental for the entire term of this Lease, in the amount of $700,000, (seven hundred thousand) plus expenses as contractual damages as Lessor's contractual damages. Lessor shall also be entitled to recover all attorney fees and costs of court from Lessee.

SPECIAL PROVISIONS:
Lessor acknowledges receipt of the first year rent in the amount of $100,000 and a security deposit in the amount of $100,000.
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THIS LEASE REPRESENTS THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
ALTERED OTHER THAN BY A WRITING SIGNED BY BOTH PARTIES. THIS LEASE IS BINDING ON THE HEIRS, TRANSFEREES AND ASSIGNS OF THE PARTIES, HOWEVER LESSEE MAY NOT TRANSFER, SUB-LET OR ASSIGN HIS/HER LEASE WITHOUT THE WRITTEN CONSENT OF LESSOR. THIS LEASE IS MADE UNDER APPLICABLE LAW AND IS NOT TO BE CONSTRUED AS A LIMITATION ON ANY LEGAL RIGHTS AND REMEDIES AVAILABLE TO THE PARTIES UNDER APPLICABLE LAW.

                                      * * *

                     WITNESS THE SIGNATURES OF THE PARTIES:


LESSOR:   Zion Half Moon, LP                              Date: November 3, 2006
          ---------------------                                 ----------------
          By  /s/ Abe Zion


LESSEE:   American Soil Technologies, Inc.                Date: November 3, 2006
          --------------------------------                      ----------------
          By: /s/ Carl P. Ranno, President/CEO